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                                                                      EXHIBIT 21


                           NCI BUILDING SYSTEMS, INC.

                              List of Subsidiaries


         NCI Holding Corp.                                             Delaware

         NCI Operating Corp.                                           Nevada

         Metal Coaters of California, Inc.                             Texas

         NCI Building Systems, L.P.                                    Texas

         A&S Building Systems, L.P.                                    Texas

         Metal Building Components, L.P.                               Texas

         NCI Group, L.P.                                               Texas

         Building Systems de Mexico, S.A. de C.V.                      Mexico